            * CONFIDENTIAL TREATMENT REQUESTED CONFIDENTIAL PORTIONS
                     HAVE BEEN OMITTED AND FILED SEPARATELY.

                                                                  EXHIBIT 10.13
                                                                  -------------




January 7, 1997

Mr. Paul Kuzia, Vice President - Engineering
ARCH COMMUNICATIONS GROUP, INC.
1800 West Park Drive, Suite 350
Westborough, MA 01581


Dear Paul:

In response to your request for a quotation on a quantity of * pagers and in light of the competitive offers you have received, Motorola is pleased to present the following proposal:

      QUANTITY
      --------

      Motorola agrees to sell and ARCH COMMUNICATIONS GROUP, INC. hereinafter ("ARCH") agrees to order, from time to time, and accept delivery on a minimum of * pagers within one year from date of this Agreement and any successive one year terms.

      TERM
      ----

      This Agreement shall become effective on December 2, 1996 upon written acceptance by ARCH COMMUNICATIONS GROUP, INC. and shall continue in effect for a term of one year, and will automatically renew for successive one year terms subject to 30 days written notice by either party.

      PRICE
      -----

      The applicable prices are set forth on Attachment "A" and Attachment "B" hereto.

      These prices are applicable to pagers ordered on common carrier frequencies for which ARCH or its subsidiary companies are the licensee or bona fide sales agent of the licensee. All prices include a primary cell battery unless otherwise noted.

      Other pagers may be ordered at standard common carrier prices in effect at the time of the order and will be counted toward the fulfillment of the quantity commitment. All products are quoted for sale subject to availability.

      These pagers carry Motorola's standard warranty for one year on parts and 120 days on labor effective the date of shipment.

      NON-DISCLOSURE
      --------------

      Both ARCH and Motorola recognize the confidentiality of the pricing information and agree to not disclose same to third parties during the term of this agreement, unless required by judicial or administrative order.

      In the event of any potential merger of stock sale transactions, ARCH will protect this confidentiality by obtaining written Non-Disclosure Agreements from the parties.

      DELIVERY SCHEDULE
      -----------------

      Prices quoted are for pagers whose delivery is scheduled five (5) weeks or later from receipt and acceptance of your processable order at our Boynton Beach, Florida, headquarters. In the event Motorola cannot ship pager units on the scheduled ship date (SSD) with a plus twenty one (21) day grace period, ARCH will have the option to: 1) accept shipment at later date; 2) cancel shipment or not accept delivery without penalty; or 3) agree to a mutually acceptable replacement product.

      CHANGE ORDERS
      -------------

      Change orders requested by ARCH and accepted by Motorola within three (3) weeks of the acknowledged shipment date may, at Motorola's option, subject the order to a $1.50 per pager changed premium. No change orders will be accepted by Motorola within ten (10) days of the acknowledged shipment date. Customer agrees to accept any pagers shipped by Motorola where a change order was rejected in writing by Motorola because said change order was submitted within ten (10) days of the acknowledged shipment date.

      SHIPPING TERMS
      --------------

      All pagers are sold F.O.B. Point of Origin. Freight and insurance are not included in the prices quoted.

      PAYMENT TERMS
      -------------

      The special prices offered to ARCH in this proposal require that payment be made promptly after shipment of open account purchases one time per month, with payment required on all invoices that are outstanding for 30 days or more from invoice date, subject to acceptance of product. Payment shall be due in immediately available funds on such date during the month that is mutually agreed upon.

      Any invoiced amount which is not paid within the terms and conditions of this agreement will be considered delinquent. Based on acceptable credit and collections practices, we are entitled to past due interest or a late-payment charge on the delinquent balance outstanding not to exceed 1.5% per month on the outstanding balance. Any past due interest or late-payment charge will become due and payable immediately at our discretion.

      ARCH COMMUNICATIONS GROUP, INC. also agrees to reimburse Motorola for all legal fees and expenses incurred in collecting any amounts due hereunder.

      TAXES
      -----

      Sales and use taxes are not included in the prices quoted. They will be invoiced at prevailing rates unless a current Tax Exemption Certificate for the shipping destination state has been submitted by ARCH and is on file with Motorola.

      BUSINESS METHODS IMPROVEMENT INCENTIVE
      --------------------------------------

      The prices in this agreement are based on the implementation of a revised system of order placement and order management. The goal of this program is to provide Motorola with longer-range visibility of fixed pager requirements and to reduce the number of orders which are changed within 30 days of scheduled ship date. We propose, and ARCH agrees, to work aggressively to implement a program under which ARCH will provide at least 50% of their 120-day requirements in issued Purchase Orders. At the beginning of each month, ARCH will add the remaining 50% requirement for the next month (to complete the 100% requirement of that month) and add the 50% requirement for one additional month. These percentages will be based on current run-rate by product or forecast of future product changes and requirements.

      DISTRIBUTION SUPPORT
      --------------------

      Motorola is poised to support ARCH'S distribution efforts by continuing to offer promotional, advertising and incentive support through its Co-op Program. Motorola will assist ARCH to generate a greater amount of incremental sales by extending supplemental promotional/advertising funds for exploring new ideas to expand the demand for Motorola paging products.

      PRICE CHANGES AND SPECIAL PROMOTIONS
      ------------------------------------

      The prices quoted herein are firm for the term of this agreement. In the event Motorola lowers the standard common carrier price of any product specifically enumerated in this quotation during the term of this agreement, no price adjustment shall be made in these prices unless the new price is lower than the price for the same product quoted herein. In which case, all such products remaining to be shipped under this agreement shall be shipped at the new, lower, general market price.

      If, during the term of this agreement, Motorola offers a special promotion on any product covered by this quotation, ARCH may select the lower of the standard, general market common carrier promotional price or the price in this agreement. The promotional allowance may not be deducted from the price in this quotation.

      GOVERNMENT SALES
      ----------------

      In the event ARCH elects to sell Motorola products or services to any U.S. federal, state or local, or any foreign government agency, or to a prime contractor or subcontractor selling to such entity, ARCH shall do so at their own option and risk and agrees not to obligate Motorola as a subcontractor or otherwise to such ARCH COMMUNICATIONS GROUP, INC. except as indicated in the paragraph below. ARCH COMMUNICATIONS GROUP, INC. remains solely and exclusively responsible for compliance with all statutes, regulations and clauses governing sales to any U.S. federal, state or local, or any foreign government agency, or to a prime contractor or subcontractor selling to such entity, except as indicated in the paragraph below. Motorola makes no representations, certifications, or warranties whatsoever with respect to the ability of its goods, services or prices to satisfy any such statutes, regulations and clauses.

Motorola represents that it generally complies with the following FAR clauses:

      FAR Clause        Title
      ----------        -----

      52.221-21         Certification of Nonsegregated Facilities
      52.222-22         Previous Contracts and Compliance Reports
      52.222-25         Affirmative Action Compliance
      52.222-26         Equal Opportunity
      52.222-35         Affirmative Action for Special Disabled and Vietnam Era
                        Veterans
      52.222-36         Affirmative Action for Handicapped Workers
      52.222-37         Employment Reports on Special Disabled Veterans And
                        Veterans of the Vietnam Era
      52.223-2          Clean Air and Water

      TERMS AND CONDITIONS
      --------------------

      All orders placed during the term of this Agreement shall, except to the extent otherwise provided herein, be subject to Motorola's Standard Terms and Conditions, which are outlined below. By executing this Agreement, ARCH acknowledges receipt, understanding, and acceptance of Motorola's Standard Terms and Conditions. If any conflict arises between the terms of this Agreement and the Standard Terms and Conditions, the terms of this Agreement shall prevail.

      ACCEPTANCE. The terms and conditions set forth herein and in Motorola's Limited Warranty (a copy of which will accompany shipment or is available earlier upon request) are an essential and material condition of Motorola's acceptance of Buyer's order. Unless otherwise provided for in writing, ALL SALES ARE MADE CONDITIONAL ONLY UPON ACCEPTANCE BY BUYER OF THESE TERMS AND CONDITIONS. Motorola shall not be bound by Buyer's terms and conditions unless expressly agreed to in writing. In the absence of written acceptance of these terms, acceptance of or payment for any of the articles covered hereby by Buyer shall constitute an acceptance of these terms.

      DELIVERY. All articles shall be sold and delivered FOB Motorola's shipping facility(ies) unless otherwise expressly agreed to in writing. All stipulated delivery or shipment dates are estimated only. Motorola reserves the right to make deliveries in installments and the contract shall be severable as to any such installments. Delay in delivery or other default of any installment shall not relieve the Buyer of its obligation to accept and pay for remaining deliveries. Claims for shipment shortage or delay in delivery shall be deemed waived unless presented to Motorola in writing within 30 days after delivery of each shipment. In no event shall Motorola be liable for increased manufacturing costs, loss of profits or good will, or any other special, indirect or consequential damages.

      RESPONSIBILITY AND TITLE; SECURITY INTEREST. Risk of loss or damage to articles sold shall pass to the Buyer when the articles are delivered to the FOB point referred to above or to the specified FOB point. Buyer shall bear all costs of their purchase hereunder after delivery to the FOB point including, but not limited to, insurance, consular fees, taxes, ocean, air and/or inland freight, shipping or handling charges and the like. Motorola shall retain and Buyer hereby grants Motorola a security interest and right of possession in articles sold until Buyer makes full payment. Buyer agrees to cooperate in whatever manner necessary to assist Motorola in perfection of said security interest upon request.

      PAYMENT. Buyer shall make net payment to Motorola at Motorola's offices at 1500 Gateway Boulevard, Boynton Beach, Florida 33426-8292, or at such other place as Motorola may designate in writing. Payment shall be made within 30 days after the date of invoice for each product, accessory, or other charge. Any invoiced amount which is not paid within the terms and conditions of this agreement will be considered delinquent. Based on acceptable credit and collection practices, Motorola is entitled to past due interest or a late-payment charge on the delinquent balance outstanding not to exceed 1.5% per month on the outstanding balance. Any past due interest or late-payment charge will become due and payable immediately at our decision. Buyer also agrees to reimburse Motorola for all legal fees and expenses incurred in collecting any amounts due hereunder.

      TAXES. Except for the amount, if any, of State and Local tax stated in the Agreement, the prices set forth in the Agreement are exclusive of any amount for Federal, State and/or Local excise, sales, use, property, retailer's occupation or similar taxes. If any such excluded tax is determined to be applicable to this transaction or Motorola is required to pay or bear the burden thereof, the prices set forth herein shall be increased by the amount of such tax and any interest or penalty thereon, and Buyer shall pay to Motorola the full amount of any such increase no later than 30 days after receipt of an invoice therefore.

      PATENT AND COPYRIGHT INDEMNIFICATION. Motorola agrees to defend, at its expense, any suits against Buyer based upon a claim that any Motorola manufactured Products furnished hereunder directly infringe a U.S. patent or copyright and to pay costs and damages finally awarded in any such suit, provided that Motorola is notified promptly in writing of the suit and at Motorola's request and at its expense is given control of said suit and all requested assistance for defense of same. If the use or sale of any such Product(s) furnished hereunder is enjoined as a result of such suit, Motorola, at its option and at no expense to Buyer, shall obtain for Buyer the right to use or sell such Product(s) or shall substitute an equivalent Product reasonably acceptable to Buyer and extend this indemnity thereto or shall accept the return of such Product(s) and reimburse Buyer the purchase price therefore, less a reasonable charge for reasonable wear and tear. This indemnity does not extend to any suit based upon any infringement or alleged infringement of any patent or copyright by the combination of any such Product(s) furnished hereunder and other elements nor does it extend to any such Product(s) of Buyer's design or formula. The foregoing states the entire liability of Motorola for patent or copyright infringement. IN NO EVENT SHALL MOTOROLA BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENTS OR COPYRIGHTS.

      COPYRIGHTS AND MASK WORKS. Motorola mask works and other works of authorship may be used in and redistributed only with the Equipment associated with same. No other use, including without limitation production, modification or disassembly of such Motorola mask works or other works of authorship is permitted.

      REVERSE ENGINEERING. Buyer acknowledges Motorola's claim that the Motorola Equipment furnished hereunder contain valuable trade secrets of Motorola and therefore agrees that it will not translate, reverse engineer, decompile, disassemble or make any other unauthorized use of such Motorola Equipment. Since unauthorized use of such Motorola Equipment will cause irreparable harm to Motorola, Buyer agrees that Motorola, in addition to any other remedies it may have, shall be entitled to equitable relief to protect such trade secrets, including without limitation temporary and permanent injunctive relief without proof of damages.

      LOGOS AND TRADEMARKS. 1) The Products shipped under the terms and conditions of this Agreement will carry Motorola's logo or such other logo as expressly agreed to by Motorola. 2) In order that Motorola may protect and preserve its trademarks, trade names, corporate slogans, corporate logo, goodwill and Product designations, Buyer, without the express written consent of Motorola, shall have no right to use any such marks, names, slogans or designations of Motorola in the sale, lease or advertising of any Products or on any Product, Product container, component part, business forms, sales, advertising and promotional materials or other business supplies or materials, whether in writing, orally or otherwise.

      LICENSE DISCLAIMER. Except for the right to use the Motorola Equipment for the purposes provided herein which arises by operation of law and except as expressly provided herein, nothing contained in this Agreement shall be deemed to grant to Buyer either directly or by implication, estoppel or otherwise, any license or right under any patents, copyrights, trademarks or trade secrets of Motorola or any third party.

      EXCUSABLE DELAY. In addition to other limitation on liability set forth in this Agreement, Motorola shall not be liable for any delay or failure to perform due to any cause beyond its reasonable control. Causes include, but are not limited to, strikes, acts of God, acts of the Buyer, interruptions of transportation or inability to obtain necessary labor, materials or facilities, default of any supplier, or delays in FCC frequency authorization or license grant. In the event Motorola is unable to wholly or partially perform because of any cause beyond its reasonable control, Motorola may terminate the Agreement without any liability to Buyer.

      FCC AND OTHER GOVERNMENT MATTERS. Buyer is solely responsible for obtaining any licenses from, and complying with any rules and regulations required by the Federal Communications Commission ("FCC") or any other Federal, State or Local governmental agency.

      COMMUNICATIONS SERVICES. Buyer agrees that communications services are not provided under the Agreement. MOTOROLA DISCLAIMS LIABILITY FOR RANGE, COVERAGE, AVAILABILITY OR OPERATION OF ANY SYSTEM.

      LIMITATION OF LIABILITY. EXCEPT FOR PERSONAL INJURY AND EXCEPT AS PROVIDED FOR IN THE SECTION "PATENT AND COPYRIGHT INDEMNIFICATION", MOTOROLA'S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER FOR BREACH OF CONTRACT, WARRANTY, MOTOROLA'S NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, IS LIMITED TO THE PRICE OF THE PARTICULAR PRODUCTS SOLD HEREUNDER WITH RESPECT TO WHICH LOSSES OR DAMAGES ARE CLAIMED. BUYER'S SOLE REMEDY IS TO REQUEST MOTOROLA AT MOTOROLA'S OPTION TO EITHER REFUND THE PURCHASE PRICE OR REPAIR OR REPLACE PRODUCTS THAT ARE NOT AS WARRANTED. IN NO EVENT WILL MOTOROLA BE LIABLE FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, FRUSTRATION OF ECONOMIC OR BUSINESS EXPECTATIONS, LOSS OF PROFITS, LOSS OF DATA, COST OF CAPITAL, COST OF SUBSTITUTE PRODUCT(S), FACILITIES OR SERVICES, DOWNTIME COST OR ANY CLAIM AGAINST BUYER BY ANY OTHER PARTY, WHETHER FOR BREACH OF CONTRACT, WARRANTY, MOTOROLA'S NEGLIGENCE, STRICT LIABILITY IN TORT, OR OTHERWISE.

      INSURANCE. It is further understood that Motorola is not an insurer and that Buyer shall obtain all insurance, if any, that is desired and that Motorola does not represent or warrant that Motorola products will avert or prevent occurrences, or the consequences therefrom, which are monitored, detected or controlled with the use of the products.

      TIME TO SUE. Except for money due upon an open account, no action shall be brought for any breach of this agreement more than two (2) years after the accrual of such cause of action except where a shorter limitation period is provided by applicable law. Except as otherwise already disclosed in writing to Motorola, Buyer is not presently aware of any facts that could give rise to a claim against Motorola for breach of contract, warranty, or otherwise.

      NO REPRESENTATIONS. The issuance of information, advice, approvals, instructions or cost projections by Motorola's sales personnel or other representatives shall be deemed expressions of personal opinion only and shall not affect Motorola's and Buyer's rights and obligations hereunder, unless the same is in writing and signed by an officer of Motorola with the explicit statement that it constitutes an amendment to this agreement.

      WARRANTIES. Buyer will be provided with Motorola's Limited Warranty (a copy of which will accompany the shipment or is available earlier upon request). THIS WARRANTY IS GIVEN IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE SPECIFICALLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. UPON ACCEPTANCE OF A SHIPMENT, BUYER SHALL BE DEEMED TO ACKNOWLEDGE RECEIPT OF SUCH WARRANTIES AND LICENSE.

      GENERAL. A) Buyer acknowledges that it has read and understands the terms and conditions of this Agreement and agrees to be bound by them. B) No modification of or additions to this Agreement shall be binding upon Motorola unless such modification is in writing and signed by an officer of Motorola. C) If any term or provision of this Agreement shall to any extent be held invalid, void or unenforceable, by a court or other tribunal, then that term or provision shall be inoperative and void insofar as it is in conflict with law, but the remaining terms and provisions shall nevertheless continue in full force and effect. D) The failure of Motorola to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement, or to exercise any right herein, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition or the future exercise of such right, but the obligation of the Buyer with respect to such future performance shall continue in full force and effect. E) THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

      ALTERNATIVE DISPUTE RESOLUTION. Motorola and Buyer will attempt to settle any claim or controversy arising out of this Agreement, except for actions by Motorola to collect payment from Buyer, through consultation and negotiation in a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually-acceptable mediator to be chosen by Motorola and Buyer within 45 days after written notice demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and Motorola and Buyer will share the costs of the mediation equally. Motorola and Buyer, however, may postpone mediation by mutual agreement, until some specified but limited discovery has been completed regarding the dispute. The parties may also agree to replace mediation with some other form of alternative dispute resolution (ADR), such as neutral fact-finding or a minitrial.

          Any dispute which cannot be resolved through negotiation, mediation or other form of ADR within six months of the date of the initial demand for it may be submitted to the state and federal courts within Illinois for resolution, and Motorola and Buyer hereby consent to the jurisdiction of state and federal courts sitting in Illinois. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to adversely affect the rights of either party. Nothing in this section will prevent either party from reporting to judicial proceedings if a) good faith efforts to resolve the dispute under these procedures have been unsuccessful, or b) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others. Motorola and Buyer knowingly, voluntarily and intentionally waive the right each may have to a jury with respect to any such judicial proceedings.

Thank you for giving Motorola the opportunity to quote on your future paging requirements. We believe our broad line of quality products and services will provide you with the best value in the industry. Please indicate your acceptance of this proposal by signing below, upon which this agreement shall become a binding obligation of the parties hereto. We look forward to continuing our long relationship.



                                    Very truly yours,

                                    MOTOROLA, INC.



                                    James Grossi
                                    National Sales Manager
                                    North American Paging Subscriber Division


AGREED AND ACCEPTED: ARCH COMMUNICATIONS GROUP, INC.


By:
   ---------------------------------

Title:
      ------------------------------

Date:
     -------------------------------

                       * CONFIDENTIAL TREATMENT REQUESTED


                             ATTACHMENT "A" PRICING

      Based on a minimum quantity of * pagers, the following prices are offered on the basic models indicated, exclusive of available options:


                                                  Low/High       UHF        900
                                                    Band        Band        MHz
                                                    ----        ----        ---

RENEGADE Numeric Display w/ vib.*                    *           *           *
PRONTO Numeric Display w/ vib.                       *           *           *
PRONTO FLX Numeric Display w/ vib.                   *           *           *

LIFESTYLE PLUS Numeric Display w/ vib.               *           *           *
LIFESTYLE PLUS AUTO Synthesized w/ vib.              *           *           *

BRAVO CLASSIC Numeric Display w/ vib.                *           *           *
BRAVO CLASSIC AUTO Synthesized w/ vib.               *           *           *

BRAVO LX Numeric Display w/ vib.                     *           *           *
BRAVO FLX Numeric Display w/ vib.                    *           *           *

*ULTRA EXPRESS Numeric Display w/ vib.               *           *           *
*ULTRA EXPRESS FLX Numeric Display w/ vib.           *           *           *

MEMO EXPRESS Alphanumeric Display w/ vib.            *           *           *

ADVISOR Alpha Display w/ vib.                        *           *           *
ADVISOR PRO Alpha Display w/ vib.                    *           *           *
ADVISOR PRO FLEX Alpha Display w/ vib.               *           *           *

ADVISOR GOLD Alpha Display w/ vib.                   *           *           *
ADVISOR GOLD FLEX Alpha Display w/ vib.              *           *           *

WORDSENDER Telephone and Message Entry Device        *           *           *

WORDTREK Message Entry Device                        *           *           *

WORDTREK PLUS Message Entry Device                   *           *           *

*RSVP Numeric Display Pager/Cellular Phone Battery   *           *           *

ALPHAMATE 250 NDN3000 Entry Device                   *           *           *

KEYNOTE Tone/Voice + Vib (2-tone)                    *           *           *
KEYNOTE Stored Voice + Vib (2-tone)                  *           *           *



* Cybersplash colors are available at a $* premium and include Vanilla Swirl and Snakeskin.

** Single orders in excess of 1,000 units are eligible for discount pricing (orders can be spread over a three month period).

                                 ATTACHMENT "B"


                         DISTRIBUTION FULFILLMENT CENTER
                         -------------------------------


Motorola will ship to pre-determined Arch or affiliate locations pager units packed in individual retail cartons for $2.00 per unit. This service includes Motorola standard retail carton. Motorola user guide, unit specific identification label and customer defined coverage map. Any customization is additional.

The minimum quantity per model is 25k units per annum. For a total commitment of greater than 50k per annum we will waive the 25k model minimum. The 50k units must consist of no more than four pager models.

                         ARCH COMMUNICATIONS GROUP, INC.


                                  AMENDMENT "1"


                                   May 1, 1997


This amendment is made and offered at your request and in light of the additional competitive offers you have received. This amendment shall be incorporated into the pager purchase proposal offered by Motorola, Inc. and accepted by ARCH COMMUNICATIONS GROUP, INC. ("hereinafter" called ARCH) on January 21, 1997 through letter of execution.

This Amendment shall become effective April 14, 1997 with the exception of PRONTO pricing which shall be from April 1, 1997 upon written acceptance by ARCH and shall continue in effect for a term of one year, and will automatically renew for successive one year terms subject to 30 days written notice by either party.

   PRICE
   -----

   The applicable prices are set forth on Attachment "A" hereto.

   THESE PRICES ARE APPLICABLE TO PAGERS ORDERED ON COMMON CARRIER FREQUENCIES FOR WHICH ARCH OR ITS SUBSIDIARY COMPANIES ARE THE LICENSEE OR BONA FIDE SALES AGENT OF THE LICENSEE. All prices include a primary cell battery unless otherwise noted.

   Other pagers may be ordered at standard common carrier prices in effect at the time of the order and will be counted toward the fulfillment of the quantity commitment. All products are quoted for sale subject to availability.

   These pagers carry Motorola's standard warranty for one year on parts and 120 days on labor effective the date of shipment.

   NON-DISCLOSURE
   --------------

   Both ARCH and Motorola recognize the confidentiality of the pricing information and agree to not disclose same to third parties during the term of this agreement, unless required by judicial or administrative order.

   In the event of any potential merger or stock sale transactions, ARCH will protect this confidentiality by obtaining written Non-Disclosure Agreements from the parties.

   SALES TO THE U.S. GOVERNMENT
   ----------------------------

   In the event ARCH elects to sell Motorola products or services to the Federal, State or Local Government, or to a prime contractor selling to a Government customer, ARCH shall do so at their own option and risk and agrees not to obligate Motorola as a subcontractor or otherwise to such customers except as indicated in the paragraph below. ARCH remains solely and exclusively responsible for compliance with all statutes and regulations governing sales to the Federal, State or Local Government, or to a prime contractor selling to a Government customer, except as indicated in the paragraph below. Motorola makes no representations, certifications, or warranties whatsoever with respect to the ability of its goods, services or prices to satisfy any such statutes or regulations.

   Motorola represents that it generally complies with the following FAR clauses:

   FAR CLAUSE            TITLE
   ----------            -----
   52.221-21             Certification of Nonsegregated Facilities
   52.222-22             Previous Contracts and Compliance Reports
   52.222-25             Affirmative Action Compliance
   52.222-26             Equal Opportunity
   52.222-35             Affirmative Action for Special Disabled and Vietnam Era
                         Veterans
   52.222-36             Affirmative Action for Handicapped Workers
   52.222-37             Employment Reports on Special Disabled Veterans And
                         Veterans of the Vietnam Era
   52.223-2              Clear Air and Water


STANDARD TERMS AND CONDITIONS
-----------------------------

As stated in original agreement executed on January 21, 1997.

Except as noted above, all other provisions of the agreement as originally executed remain in force and effect.

Please indicate your acceptance of this proposed amendment by signing below.


MOTOROLA, INC.




James Gossi
Major Account Manager
North American Paging Subscriber Division


AGREED AND ACCEPTED:  ARCH COMMUNICATIONS GROUP, INC.


By:
   ----------------------------------------------

Title:
      -------------------------------------------

Date:
      -------------------------------------------

                       * CONFIDENTIAL TREATMENT REQUESTED


                             ATTACHMENT "A" PRICING


The revised pager pricing on the following modes will be as follows:

                                                  Low/High       UHF        900
                                                    Band        Band        MHz
                                                    ----        ----        ---

RENEGADE Numeric Display w/ vib.*                    *           *           *

PRONTO Numeric Display w/ vib.                       *           *           *
PRONTO FLX Numeric Display w/ vib.                   *           *           *

LIFESTYLE PLUS Numeric Display w/ vib.               *           *           *
LIFESTYLE PLUS AUTO Synthesized w/ vib.              *           *           *

BRAVO CLASSIC Numeric Display w/ vib.                *           *           *
BRAVO CLASSIC AUTO Synthesized w/ vib.               *           *           *

BRAVO LX Numeric Display w/ vib.                     *           *           *
BRAVO FLX Numeric Display w/ vib.                    *           *           *

ULTRA EXPRESS Numeric Display w/ vib.*               *           *           *
ULTRA EXPRESS FLX Numeric Display w/ vib.            *           *           *

EXPRESS XTRA Numeric Display w/vib.**                *           *           *
EXPRESS XTRA FLX Numeric Display w/vib.              *           *           *

MEMO EXPRESS Alphanumeric Display w/ vib.            *           *           *

ADVISOR Alpha Display w/ vib.                        *           *           *
ADVISOR PRO Alpha Display w/ vib.                    *           *           *
ADVISOR PRO FLEX Alpha Display w/ vib.               *           *           *

ADVISOR GOLD Alpha Display w/ vib.                   *           *           *
ADVISOR GOLD FLEX Alpha Display w/ vib.              *           *           *

WORDSENDER Telephone and Message Entry Device        *           *           *

WORDTREK Message Entry Device                        *           *           *

WORDTREK PLUS Message Entry Device                   *           *           *

RSVP Numeric Display Pager/Cellular Phone Battery*** *           *           *

ALPHAMATE 250 NDN3000 Entry Device                   *           *           *

KEYNOTE Tone/Voice + Vib (2-tone)                    *           *           *
KEYNOTE Stored Voice + Vib (2-tone)                  *           *           *



* Cybersplash colors are available at a * premium and include Vanilla Swirl and Snakeskin.
**  Cybersplash pattern, Monet Mystique is available at * premium.
*** Single orders in excess of 1,000 units are eligible for discount pricing
    (orders can be spread over a three month period).